Exhibit 32

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C.  1350, that:

(1)          The accompanying Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CANTERBURY PARK HOLDING CORPORATION

Dated:	August 14, 2003	/s/ Randall D. Sampson
Randall D. Sampson,
President, and Chief Executive Officer

Dated:	August 14, 2003	/s/ David C. Hansen
David C. Hansen,
Vice President, and Chief Financial Officer